EXHIBIT 99.1

For Immediate Release:

Secured Services Receives $7.1 Million in Institutional Funding

Financing Provides Significant Capital for Continued Growth

NEW YORK, May 11, 2004 /PRNewswire-FirstCall/ -- Secured Services Inc. (OTC Bulletin Board: SSVC), a leader in Identity and Access Management security software and services, announced today it has closed a $7.0 million dollar institutional private placement. Merriman Curhan Ford & Co. acted as sole placement agent in this transaction.

The offering was fully subscribed, yielding gross proceeds of $7,000,000 to Secured Services. The subscribers, U.S. financial institutional and accredited investors, have received 5,384,623 unregistered shares of common stock, priced at $1.30 per share and five year warrants to purchase 1,346,155 additional shares of common stock, at an exercise price of $1.96 per share. The use of proceeds will fund working capital and expand sales and marketing for the company's growing enterprise security software solution - "Identiprise."

Today we regularly read about companies whose computer systems have been accessed by hackers, resulting in the loss of vital information or the hackers getting access to extremely sensitive financial information. Secured Services' Single Sign-on and Identity and Access Management software - Identiprise, provides a compelling solution in enterprise security. From the desktop to the mainframe, Identiprise safeguards data, and applications by providing secure access to all authorized users thus; helping companies thwart unauthorized access and potential data theft. Identiprise increases security, helps reduce administrative costs, and assists companies with meeting compliance for federal regulations and homeland security directives such as the Sarbanes-Oxley, HIPAA, Gramm-Leach-Bliley and the Patriot Act.

"We are pleased to have closed this round of institutional investment. We now have the working capital in place to fund our projected growth" said King T. Moore, President & CEO of Secured Services. "As computer security efforts intensify to encompass the entire enterprise in both industry and government, Secured Services is seeing accelerated demand for our Identity and Access Management security software - Identiprise. By working with our new investment partners, Secured Services looks to take advantage of the rapidly growing market demand and accelerate its business plan."

Identiprise is a robust, highly secure enterprise-wide Single Sign-on and Identity and Access Management software designed for rapid customer deployment and minimal application code interference. Identiprise supports all enterprise applications including web, client server and mainframe applications without requiring expensive and time consuming integration and customization efforts to mission critical legacy applications. Identiprise provides rich tracking, monitoring, and auditing capabilities to address the operational and regulatory compliance needs of today's businesses. Identiprise customers include Government, Financial Services, Healthcare and Commercial organizations.

The restricted shares issued under this financing have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. These shares may not be offered or sold in the United States absent a registration under the Securities Act of 1933, as amended, and all applicable state securities laws or an applicable exemption from these registration requirements. The Company has agreed to file a registration statement covering the resale of these shares in the future.

About Secured Services:

Secured Services Inc. is a leading North American information security software company providing enterprise security software and services to local and global organizations, where computer and Internet security is not an insurance policy but a core organizational requirement. Secured Services provides industry leading Secure Single Sign-On and Identity Management and Access Control Software (Identiprise), information security consulting and managed security services. Its customers include


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organizations in government, financial services, manufacturing, telecommunications and health care. For more information about Secured Services on the net: www.secured-services.com, or contact: Investor Relations: Chris Rosgen, Capital Market Relations (949) 481-9739, ir@secured-services.com Media:
Michael Dubreuil, Secured Services Inc. (416) 948-6624, media@secured-services.com

Forward-Looking Statement

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

(Source: Secured Services)

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